Exhibit 99.1

Kellogg Company
Financial News Release

Analyst Contact:
John Renwick, CFA (269) 961-9050
Jamie Duies, CFA (269) 961-2486

Media Contact:
Kris Bahner, (269) 961-3799

Kellogg Company Reports 2021 Results and Issues 2022 Financial Guidance
BATTLE CREEK, Mich. - February 10, 2022 - Kellogg Company (NYSE: K) today announced fourth quarter and full year 2021 results and provided a financial outlook for 2022.

Highlights:

•The Company delivered full-year financial results consistent with its guidance across all metrics, despite a challenging operating environment that featured high cost inflation, worldwide supply disruptions as well as a labor strike and fire in the Company's North America cereal manufacturing facilities.

•Net Sales growth in 2021 was driven by positive price/mix and notable momentum in snacks and emerging markets.

•These trends continued in the fourth quarter, though net sales were negatively affected by lapping an extra week in the year-earlier period.

•The Company issued 2022 financial guidance that calls for currency-neutral growth in net sales, operating profit, and earnings per share, even as it expects the challenging operating environment to persist.

"As we've closed the books on fiscal year 2021, I could not be more proud of our organization’s focus and determination to work through challenges and deliver on our financial commitments," said Steve Cahillane, Kellogg Company's Chairman and Chief Executive Officer. "Facing significant cost inflation, worldwide bottlenecks and shortages, and even a labor strike at all of our U.S. cereal facilities in the fourth quarter, the team executed with agility to deliver another year of on-guidance results."

Mr. Cahillane added, "We enter 2022 with growth momentum, financial flexibility from strong cash flow and balance sheet, and enhanced capabilities that will continue to enable us to manage through challenging business conditions."

Guidance and goals expressed in this press release are on a currency-neutral basis, and adjusted to exclude restructuring charges, mark-to-market adjustments of pensions (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), certain equity investments and various financial instruments, and other costs impacting comparability. Organic basis also excludes acquisitions, divestitures and differences in shipping days, including the 53rd week. Expected net sales, margins, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. Please refer to the "Non-GAAP Financial Measures" section included later in this press release for a further discussion of our use of non-GAAP measures, including quantification of known expected adjustment items. The company will use the term "low single digit" to refer to percent changes of up to 3%, "mid single-digit" to refer to percent changes between 4% and 6%, "high single-digit" to refer to percent changes between 7% up to 10%, and "double-digit" to refer to percent changes of 10% or more.

Financial Summary:	Quarter ended			Year ended
(millions, except per share data)	January 1, 2022	January 2, 2021	% Change	January 1, 2022	January 2, 2021	% Change
Reported Net Sales	$3,421	$3,464	(1.3)%	$14,181	$13,770	3.0%
Organic Net Sales *	$3,462	$3,290	5.2%	$14,074	$13,596	3.5%

Reported Operating Profit	$329	$385	(14.7)%	$1,752	$1,761	(0.5)%
Adjusted Operating Profit *	$361	$410	(11.9)%	$1,805	$1,811	(0.3)%
Currency-Neutral Adjusted Operating Profit *	$363	$410	(11.4)%	$1,776	$1,811	(1.9)%

Reported Diluted Earnings Per Share	$1.26	$0.59	113.6%	$4.33	$3.63	19.3%
Adjusted Diluted Earnings Per Share *	$0.83	$0.86	(3.5)%	$4.16	$3.99	4.3%
Currency-Neutral Adjusted Diluted Earnings Per Share *	$0.83	$0.86	(3.5)%	$4.04	$3.99	1.3%
* Non-GAAP financial measure. See "Non-GAAP Financial Measures" section and "Reconciliation of Non-GAAP Amounts" tables within this release for important information regarding these measures.
Fourth Quarter & Full Year 2021 Consolidated Results
    Kellogg's fourth quarter 2021 GAAP (or "reported") net sales declined by approximately 1% year on year as positive price/mix in all four regions partially offset the impact of adverse foreign currency translation and lapping a prior-year quarter that included an additional shipping week. On an organic basis, which excludes the impact of currency and the 53rd week, net sales increased by 5% year on year.

Full year 2021 reported net sales increased by approximately 3% year on year, driven by positive price/mix in all four regions as well as modestly favorable foreign currency translation, which together more than offset the impact of lapping the prior fiscal year that included a 53rd week. On an organic basis, net sales increased by 3.5%, despite lapping unusually strong, pandemic-aided organic growth in 2020; this was modestly higher than Company guidance.

Fourth quarter 2021 reported operating profit declined by almost 15% versus the prior-year quarter, primarily due to the impact of supply disruptions worldwide, including a 12-week labor strike at the Company's U.S. cereal plants that followed a fire at one of the facilities last summer, as well as to adverse mark-to-market charges and lapping the year-ago quarter’s additional shipping week. On an adjusted basis, which excludes mark-to-market and restructuring charges, operating profit declined by 12%, and by 11% excluding currency.

    Full year 2021 reported operating profit decreased by less than 1% year on year, and closer to flat on an adjusted basis. The decline was attributable to supply disruptions worldwide, including the fourth-quarter labor strike and third-quarter fire, as well as accelerated cost inflation. Excluding currency translation, adjusted-basis operating profit declined 2%, in line with Company guidance.

Fourth quarter 2021 reported earnings per share more than doubled year over year, despite the strike, fire and other supply disruptions worldwide, as well as a modestly higher effective tax rate that were more than offset by a favorable mark-to-market gain, and by lapping debt redemption costs in the year-ago quarter. On an adjusted and currency-neutral adjusted basis, earnings per share declined by less than 4%,

Full year reported earnings per share increased 19% from the prior year due primarily to a favorable mark-to-market gain, partially offset by the impact of the strike and fire in the second half, lower other income related to expected returns in pensions, as well as worldwide supply chain disruptions and accelerating cost inflation throughout the year. On an adjusted basis, earnings per share increased 4%. On a currency-neutral basis, adjusted earnings per share increased by approximately 1%, in line with Company guidance.

Full year net cash provided by operating activities was $1,701 million. After capital expenditures of $553 million, cash flow, defined as net cash provided by operating activities less capital expenditure, was $1,148 million. This result was in line with Company guidance.
Fourth Quarter and Full Year 2021 Business Performance
Please refer to the segment tables in the back of this document.
Amidst the persisting pandemic, Kellogg Company in 2021 remained focused on employee safety, food supply, and giving back to its communities. Continuing to execute against its Deploy for Growth strategy, the Company was able to execute through numerous supply disruptions and high cost inflation, and delivered on its twice-raised financial guidance for the full year.

The Company continued to face an unusually challenging business environment in the fourth quarter marked by a resurgence of COVID-19, persistent worldwide bottlenecks and shortages, and accelerating cost inflation. Its results were also negatively impacted by the strike of approximately 1,400 union employees at the Company's four U.S. cereal plants, which began in early October and ended in late December. While working through these challenging supply conditions, the Company also continued to largely offset market-driven cost inflation with productivity and revenue growth management efforts, while sustaining strong momentum in its international regions, and in its North America snacks business.

Kellogg North America's reported net sales in the fourth quarter decreased by approximately 3%, reflecting the negative impact of supply disruptions, notably the 12-week labor strike, and the lapping of an extra shipping week in the year-earlier quarter partially offset by strong price/mix growth, momentum in snacks, and a recovery in away-from-home channels. On an organic basis, net sales improved by 4%. Kellogg North America's reported operating profit declined by 20%, reflecting high cost inflation, economy-wide bottlenecks and shortages, the labor strike, and the lapping of an extra shipping week in the year-ago quarter. On an adjusted and currency-neutral adjusted basis, operating profit decreased by 19%.

For the full year, Kellogg North America's reported net sales declined by 2% due to the negative impact of supply disruptions, notably the 12-week labor strike and earlier fire, as well as the lapping of the prior fiscal year’s 53rd week, partially offset by strong price/mix growth, momentum in snacks, and a recovery in away-from-home channels. On an organic basis, net sales decreased by 1%. Kellogg North America's reported operating profit decreased 10% reflecting high cost inflation, economy-wide bottlenecks and shortages, the labor strike, the lapping of an extra shipping week in the year-ago quarter, and higher restructuring charges. On an adjusted and currency-neutral adjusted basis, operating profit declined 9%.

Kellogg Europe's reported net sales in the fourth quarter decreased by approximately 6%, due to adverse foreign currency translation and lapping an extra shipping week in the year-earlier quarter partially offset by positive price/mix that nearly offset a volume decline against an especially strong year-ago gain. On an organic basis, net sales declined by less than 1%. Kellogg Europe's reported operating profit decreased by approximately 7%, reflecting high cost inflation and the lapping of an extra shipping week in the year-ago quarter. On an adjusted and currency-neutral basis, operating profit decreased by approximately 13%.

For the full year, Kellogg Europe's reported net sales increased by approximately 7%, reflecting accelerated price/mix growth, as well as business momentum that produced volume growth on top of a notably strong year-ago gain as well as favorable currency translation that more than offset the impact of lapping the prior fiscal year’s 53rd week. On an organic basis, net sales increased by over 4%. Full year reported operating profit increased approximately 16%, due to lower one-time charges and the impact of higher net sales. On an adjusted basis, operating profit increased by 12%, and on a currency-neutral adjusted basis, operating profit increased by approximately 7%.

Kellogg Latin America's reported net sales in the fourth quarter increased by approximately 6% as strong price realization, along with Pringles consumption growth momentum in Mexico and Brazil, more than offset adverse foreign currency translation and the lapping of notably strong volume growth in the year-ago quarter. On an organic basis, net sales grew by nearly 9%. Kellogg Latin America's reported operating profit increased by approximately 72% in the fourth quarter, lapping a year-ago quarter that included costs related to newly implemented labeling regulations in Mexico, and benefiting from strong net sales growth. On an adjusted and currency-neutral adjusted basis, operating profit increased approximately 62%.

For the full year, Kellogg Latin America's reported net sales increased by 9%, driven by strong price/mix growth, favorable foreign currency translation, and business momentum that supported volume growth on top of a surge in the prior year. On an organic basis, net sales increased by approximately 7%. Kellogg Latin America's full year reported operating profit increased 13% as the net sales growth and favorable foreign currency translation more than offset the impact of high cost inflation. On an adjusted basis, operating profit increased by approximately 11%, while on a currency-neutral adjusted basis, operating profit increased approximately 8%.

Kellogg Asia Pacific, Middle East and Africa's ("AMEA") reported net sales in the fourth quarter increased by approximately 7%, as broad-based consumption growth momentum and strong price/mix growth more than offset the negative impacts of adverse foreign currency translation and the lapping of an extra shipping week in the year-earlier quarter. On an organic basis, net sales increased by 15%. Kellogg AMEA's reported operating profit increased by approximately 1% in the fourth quarter, as strong net sales growth and lower one-time charges more than offset the negative impacts of supply disruptions, high cost inflation, and the lapping of an extra shipping week in the year-ago quarter. On an adjusted and currency-neutral basis, operating profit declined 6% and 2%, respectively.

For the full year, Kellogg AMEA's reported net sales increased by approximately 16% with strong growth in cereal, noodles, and snacks partially offset by adverse foreign currency translation and the lapping of a 53rd week in the prior fiscal year. On an organic basis, net sales increased by approximately 18%. Kellogg AMEA's reported operating profit increased approximately 22% behind the region's strong net sales growth, as well as lower-one time charges. On an adjusted basis, operating profit increased 13% and on a currency-neutral adjusted basis, operating profit increased 12%.

2022 Full-Year Financial Guidance
The Company issued its initial financial guidance for 2022. In spite of continued economy-wide supply challenges, the residual impact of the U.S. cereal labor strike and fire, and further acceleration in cost inflation, the Company is projecting:

•Organic net sales growth of approximately 3%, led by price/mix growth.

•Adjusted operating profit growth of 1-2% on a currency-neutral basis.

•Adjusted earnings per share growth of 1-2% on a currency-neutral basis.

•Net cash provided by operating activities of approximately $1.7-1.8 billion, with capital expenditure of about $0.6 billion. As a result, cash flow is expected to be in the $1.1-1.2 billion range.

Excluded from this guidance, are any significant supply chain or other prolonged market disruptions related to the pandemic or global economy.
Conference Call / Webcast
    Kellogg will host a conference call to discuss results and outlook on Thursday, February 10, 2022 at 9:30 a.m. Eastern Time. The conference call and accompanying presentation slides will be webcast live over the Internet at http://investor.kelloggs.com. Information regarding the rebroadcast is available at http://investor.kelloggs.com.

About Kellogg Company
At Kellogg Company (NYSE: K), our vision is a good and just world where people are not just fed but fulfilled. We are creating better days and a place at the table for everyone through our trusted food brands. Our beloved brands include Pringles®, Cheez-It®, Special K®, Kellogg's Frosted Flakes®, Pop-Tarts®, Kellogg's Corn Flakes®, Rice Krispies®, Eggo®, Mini-Wheats®, Kashi®, RXBAR®, MorningStar Farms® and more. Net sales in 2021 were nearly $14.2 billion, comprised principally of snacks as well as convenience foods like cereal, frozen foods, and noodles. As part of our Kellogg’s® Better Days ESG strategy, we’re addressing the interconnected issues of wellbeing, climate and food security, creating Better Days for 3 billion people by the end of 2030. Visit www.KelloggCompany.com.

Non-GAAP Financial Measures
    This filing includes non-GAAP financial measures that we provide to management and investors that exclude certain items that we do not consider part of on-going operations. Items excluded from our non-GAAP financial measures are discussed in the "Significant items impacting comparability" section of this filing. Our management team consistently utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of our business, and for resource allocation decisions, including incentive compensation. As a result, we believe the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by our management team and improves investors’ understanding of our underlying operating performance and in their analysis of ongoing operating trends. All historic non-GAAP financial measures have been reconciled with the most directly comparable GAAP financial measures.

    Non-GAAP financial measures used include currency-neutral and organic net sales, adjusted and currency-neutral adjusted operating profit, adjusted operating profit excluding divestiture, adjusted and currency-neutral adjusted diluted EPS, adjusted EPS excluding divestiture, currency-neutral adjusted gross profit, currency-neutral adjusted gross margin, adjusted other income (expense), adjusted effective income tax rate, net debt and cash flow. We determine currency-neutral results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period. These non-GAAP financial measures may not be comparable to similar measures used by other companies.

•Currency-neutral net sales and organic net sales: We adjust the GAAP financial measure to exclude the impact of foreign currency, resulting in currency-neutral net sales. In addition, we exclude the impact of acquisitions, divestitures, foreign currency, and differences in shipping days including 53rd week, resulting in organic net sales. We excluded the items which we believe may obscure trends in our underlying net sales performance. By providing these non-GAAP net sales measures, management intends to provide investors with a meaningful, consistent comparison of net sales performance for the Company and each of our reportable segments for the periods presented. Management uses these non-GAAP measures to evaluate the effectiveness of initiatives behind net sales growth, pricing realization, and the impact of mix on our business results. These non-GAAP measures are also used to make decisions regarding the future direction of our business, and for resource allocation decisions.
•Adjusted: operating profit and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability resulting in adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.

•Currency-neutral adjusted: gross profit, gross margin, operating profit, and diluted EPS: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, other costs impacting comparability, and foreign currency, resulting in currency-neutral adjusted. We excluded the items which we believe may obscure trends in our underlying profitability. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company's profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives within each of our segments. Additionally, in order to provide visibility for two-year performance as we evaluate results during the COVID-19 pandemic, we utilize adjusted operating profit and EPS excluding divestiture, which excludes the direct impacts from the 2019 divestiture of our selected cookies, fruit snacks, pie crusts, and ice cream cone businesses.
•Adjusted other income (expense): We adjust the GAAP financial measure to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded) and certain equity investments, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our underlying profitability. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's other income (expense), net, excluding the impact of the items noted above, for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability.
•Adjusted effective income tax rate: We adjust the GAAP financial measures to exclude the effect of restructuring programs, mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts, multi-employer pension plan withdrawal liabilities, gain/loss on the divestiture, and other costs impacting comparability. We excluded the items which we believe may obscure trends in our pre-tax income and the related tax effect of those items on our adjusted effective income tax rate, and other impacts to tax expense, including tax reform in the UK and U.S. and certain foreign valuation allowances. By providing this non-GAAP measure, management intends to provide investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of the items noted above, for the periods presented. Management uses this non-GAAP measure to monitor the effectiveness of initiatives in place to optimize our global tax rate.
•Net debt: Defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. With respect to net debt, cash and cash equivalents, and marketable securities are subtracted from the GAAP measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Company management and investors use this non-GAAP measure to evaluate changes to the Company's capital structure and credit quality assessment.
•Cash flow: Defined as net cash provided by operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met. Additionally, certain performance-based compensation includes a component of this non-GAAP measure.
    These measures have not been calculated in accordance with GAAP and should not be viewed as a substitute for GAAP reporting measures.

    Forward-looking guidance for organic net sales, currency-neutral adjusted operating profit, currency-neutral diluted EPS, and cash flow is included in this press release. Guidance for organic net sales excludes the impact of foreign currency translation, acquisitions, divestitures, and differences in shipping days, including 53rd week. Guidance for operating profit excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), and other items that could affect comparability, and foreign currency translation. Guidance for earnings per share excludes the impact of costs related to restructuring programs, mark-to-market adjustments (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), gains or losses on divestitures, and other items that could affect comparability, and foreign currency translation. We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

    We are unable to reasonably estimate the potential full-year financial impact of mark-to-market adjustments because these impacts are dependent on future changes in market conditions (interest rates, return on assets, and commodity prices). Similarly, because of volatility in foreign exchange rates and shifts in country mix of our international earnings, we are unable to reasonably estimate the potential full-year financial impact of foreign currency translation.

    As a result, these impacts are not included in the guidance provided. Therefore, we are unable to provide a full reconciliation of these non-GAAP measures used in our guidance without unreasonable effort as certain information necessary to calculate such measure on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company.

    See the table below that outlines the projected impact of certain other items that are excluded from non-GAAP guidance for 2022:

Impact of certain items excluded from Non-GAAP guidance:	Net Sales	Operating Profit	Earnings Per Share
Business and portfolio realignment (pre-tax)		$30-$40M	$0.09-$0.12
Income tax impact applicable to adjustments, net**			~$0.03
Currency-neutral adjusted guidance *		1-2%	1-2%
Organic guidance *	~ 3%
* 2022 full year guidance for net sales, operating profit, and earnings per share are provided on a non-GAAP basis only because certain information necessary to calculate such measures on a GAAP basis is unavailable, dependent on future events outside of our control and cannot be predicted without unreasonable efforts by the Company. These items for 2022 include impacts of mark-to-market adjustments for pension plans (service cost, interest cost, expected return on plan assets, and other net periodic pension costs are not excluded), commodity contracts, certain equity investments, and certain foreign currency contracts. The Company is providing quantification of known adjustment items where available.
** Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Reconciliation of Non-GAAP amounts - Cash Flow Guidance
(billions)
Full Year 2022
Net cash provided by (used in) operating activities	$1.7 - $1.8
Additions to properties	~ ($0.6)
Cash Flow	$1.1 - $1.2

Forward-Looking Statements Disclosure
This news release contains, or incorporates by reference, “forward-looking statements” with projections concerning, among other things, the Company’s restructuring programs, the integration of acquired businesses, the Company’s strategy, and the Company’s sales, earnings, margin, operating profit, costs and expenditures, interest expense, tax rate, capital expenditure, dividends, cash flow, debt reduction, share repurchases, costs, charges, rates of return, brand building, return on invested capital (ROIC), working capital, growth, new products, innovation, cost reduction projects, workforce reductions, savings, and competitive pressures. Forward looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” “anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions.

The Company's future results could be affected by a variety of other factors, including uncertainty of the magnitude, duration, geographic reach, impact on the global economy and current and potential travel restrictions of the COVID-19 outbreak, the current, and uncertain future, impact of the COVID-19 outbreak on our business, growth, reputation, prospects, financial condition, operating results (including components of our financial results), and cash flows and liquidity, the residual impact of the 12-week labor strike at the Company's U.S. cereal plants and a fire at one of the plants, the ability to implement restructurings as planned, whether the expected amount of costs associated with restructurings will differ from forecasts, whether the Company will be able to realize the anticipated benefits from restructurings in the amounts and times expected, the ability to realize the anticipated benefits and synergies from business acquisitions in the amounts and at the times expected, the impact of competitive conditions, the effectiveness of pricing, advertising, and promotional programs; the success of innovation, renovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles, the success of productivity improvements and business transitions, commodity and energy prices, transportation costs, labor costs, disruptions or inefficiencies in supply chain, the availability of and interest rates on short-term and long-term financing, actual market performance of benefit plan trust investments, the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses, and other general and administrative costs, changes in consumer behavior and preferences, the effect of U.S. and foreign economic conditions on items such as interest rates, statutory tax rates, currency conversion and availability, legal and regulatory factors including changes in food safety, advertising and labeling laws and regulations, the ultimate impact of product recalls; business disruption or other losses from war, terrorist acts or political unrest; and other items.

Additional information concerning these and other factors can be found in the Company's filings with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.
[Kellogg Company Financial News]

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended		Year ended
(Results are unaudited)	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net sales	$3,421	$3,464	$14,181	$13,770
Cost of goods sold	2,415	2,279	9,621	9,043
Selling, general and administrative expense	677	800	2,808	2,966
Operating profit	329	385	1,752	1,761
Interest expense	51	85	223	281
Other income (expense), net	282	(30)	437	121
Income before income taxes	560	270	1,966	1,601
Income taxes	129	55	474	323
Earnings (loss) from unconsolidated entities	3	(7)	3	(14)
Net income (loss)	$434	$208	$1,495	$1,264
Net income (loss) attributable to noncontrolling interests	1	3	7	13
Net income (loss) attributable to Kellogg Company	$433	$205	$1,488	$1,251
Per share amounts:
Basic earnings	$1.27	$0.60	$4.36	$3.65
Diluted earnings	$1.26	$0.59	$4.33	$3.63
Average shares outstanding:
Basic	341	344	341	343
Diluted	344	346	343	345
Actual shares outstanding at period end			342	344

Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Year ended
(unaudited)	January 1, 2022	January 2, 2021
Operating activities
Net income	$1,495	$1,264
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	467	479
Postretirement benefit plan expense (benefit)	(392)	(77)
Deferred income taxes	125	69
Stock compensation	68	76
Multi-employer pension plan exit liability	—	(5)
Other	(44)	(16)
Postretirement benefit plan contributions	(20)	(32)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(9)	75
Inventories	(135)	(54)
Accounts payable	194	(9)
All other current assets and liabilities	(48)	216
Net cash provided by (used in) operating activities	1,701	1,986
Investing activities
Additions to properties	(553)	(505)
Issuance of notes receivable	(28)	(19)
Repayments from notes receivable	28	14
Purchases of marketable securities	—	(250)
Sales of marketable securities	—	250
Purchases of available for sale securities	(61)	(81)
Sales of available for sale securities	72	19
Divestiture, net of cash disposed	—	(7)
Investments in unconsolidated entities	(10)	—
Other	24	(6)
Net cash provided by (used in) investing activities	(528)	(585)
Financing activities
Net (reductions) of notes payable	(17)	(6)
Issuances of long-term debt	361	557
Reductions of long-term debt	(650)	(1,229)
Debt redemption costs	—	(20)
Net issuances of common stock	63	112
Common stock repurchases	(240)	—
Cash dividends	(788)	(782)
Other	(35)	(20)
Net cash provided by (used in) financing activities	(1,306)	(1,388)
Effect of exchange rate changes on cash and cash equivalents	(16)	25
Increase (decrease) in cash and cash equivalents	(149)	38
Cash and cash equivalents at beginning of period	435	397
Cash and cash equivalents at end of period	286	435

Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	January 1, 2022	January 2, 2021
	(unaudited)
Current assets
Cash and cash equivalents	$286	$435
Accounts receivable, net	1,489	1,537
Inventories, net	1,398	1,284
Other current assets	221	226
Total current assets	3,394	3,482
Property, net	3,827	3,713
Operating lease right-of-use assets	640	658
Goodwill	5,771	5,799
Other intangibles, net	2,409	2,491
Investments in unconsolidated entities	424	391
Other assets	1,713	1,462
Total assets	$18,178	$17,996
Current liabilities
Current maturities of long-term debt	$712	$627
Notes payable	137	102
Accounts payable	2,573	2,471
Current operating lease liabilities	116	117
Accrued advertising and promotion	714	776
Accrued salaries and wages	300	378
Other current liabilities	763	767
Total current liabilities	5,315	5,238
Long-term debt	6,262	6,746
Operating lease liabilities	502	520
Deferred income taxes	722	562
Pension liability	706	769
Other liabilities	456	525
Commitments and contingencies
Equity
Common stock, $.25 par value	105	105
Capital in excess of par value	1,023	972
Retained earnings	9,028	8,326
Treasury stock, at cost	(4,715)	(4,559)
Accumulated other comprehensive income (loss)	(1,721)	(1,732)
Total Kellogg Company equity	3,720	3,112
Noncontrolling interests	495	524
Total equity	4,215	3,636
Total liabilities and equity	$18,178	$17,996

Kellogg Company and Subsidiaries
Adjustments to Reconcile Reported Results to Currency-Neutral Adjusted Results
(millions, except per share data)

	Quarter ended January 1, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$18	$(3)	$(15)	$226	$—	$—	$210	$0.61
Business and portfolio realignment (pre-tax)	10	7	(17)	—	—	—	(17)	(0.05)
Income tax impact applicable to adjustments, net*	—	—	—	—	46	—	(46)	(0.13)
Foreign currency impact	(31)	(9)	(2)	2	(2)	—	2	—
Adjustments to adjusted basis	$(2)	$(5)	$(35)	$228	$44	$—	$149	$0.43

	Quarter ended January 2, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$(4)	$5	$(1)	$(90)	$—	$—	$(91)	$(0.26)
Business and portfolio realignment (pre-tax)	3	20	(23)	8	—	—	(16)	$(0.05)
Gain (loss) on divestiture (pre-tax)	—	—	—	(8)	—	—	(8)	$(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	(23)	—	23	$0.06
Adjustments to adjusted basis	$(1)	$26	$(25)	$(90)	$(23)	$—	$(92)	$(0.27)

	Year ended January 1, 2022
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$27	$(10)	$(17)	$183	$—	$—	$166	$0.48
Business and portfolio realignment (pre-tax)	19	17	(36)	—	—	—	(36)	(0.10)
Income tax impact applicable to adjustments, net*	—	—	—	—	29	—	(29)	(0.08)
UK tax rate change	—	—	—	—	23	—	(23)	(0.07)
Foreign valuation allowance	—	—	—	—	20	—	(20)	(0.06)
Foreign currency impact	52	26	29	12	3	3	41	0.12
Adjustments to adjusted basis	$98	$33	$(24)	$195	$74	$3	$99	$0.29

	Year ended January 2, 2021
(Results are unaudited)	Cost of goods sold	Selling, general and administrative expense	Operating profit	Other income (expense)	Income taxes	Earnings (loss) from unconsolidated entities	Net income (loss) attributable to Kellogg	Per share amount: Diluted
Mark-to-market (pre-tax)	$6	$2	$(8)	$(154)	$—	$—	$(162)	$(0.47)
Business and portfolio realignment (pre-tax)	7	39	(46)	8	—	—	(38)	(0.11)
Multi-employer pension plan withdrawal (pre-tax)	(5)	—	5	—	—	—	5	0.01
Gain (loss) on divestiture (pre-tax)	—	—	—	(8)	—	—	(8)	(0.02)
Income tax impact applicable to adjustments, net*	—	—	—	—	(45)	—	45	0.13
U.S. Tax Reform	—	—	—	—	(32)	—	32	0.10
Adjustments to adjusted basis	$8	$41	$(50)	$(154)	$(77)	$—	$(126)	$(0.36)
Note: Tables may not foot due to rounding.
*Represents the estimated tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Quarter ended January 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$1,976	$569	$243	$632	$—	$3,421
Foreign currency impact on total business (inc)/dec	3	(12)	(6)	(27)	—	(42)
Organic net sales	$1,972	$582	$249	$659	$—	$3,462

Quarter ended January 1, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$2,038	$608	$229	$590	$—	$3,464
Impact of 53rd week	134	22	—	18	—	174
Organic net sales	1,904	586	229	572	—	3,290

% change - 2021 vs. 2020:
Reported growth	(3.0)%	(6.3)%	6.3%	7.1%	—%	(1.3)%
Foreign currency impact on total business (inc)/dec	0.1%	(2.0)%	(2.5)%	(4.7)%	—%	(1.2)%
Currency-neutral growth	(3.1)%	(4.3)%	8.8%	11.8%	—%	(0.1)%
Impact of 53rd week	(6.8)%	(3.6)%	—%	(3.5)%	—%	(5.3)%
Organic growth	3.7%	(0.7)%	8.8%	15.3%	—%	5.2%
Volume (tonnage)	(4.7)%	(3.9)%	(0.5)%	(2.8)%	—%	(3.6)%
Pricing/mix	8.4%	3.2%	9.3%	18.1%	—%	8.8%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

Year ended January 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$8,174	$2,397	$997	$2,613	$—	$14,181
Foreign currency impact on total business (inc)/dec	36	93	15	(37)	—	107
Organic net sales	$8,138	$2,304	$982	$2,651	$—	$14,074

Year ended January 1, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported net sales	$8,361	$2,232	$914	$2,263	$—	$13,770
Impact of 53rd week	134	22	—	18	—	174
Organic net sales	$8,227	$2,210	$914	$2,245	$—	$13,596

% change - 2021 vs. 2020:
Reported growth	(2.3)%	7.4%	9.0%	15.5%	—%	3.0%
Foreign currency impact on total business (inc)/dec	0.4%	4.2%	1.6%	(1.6)%	—%	0.8%
Currency-neutral growth	(2.7)%	3.2%	7.4%	17.1%	—%	2.2%
Impact of 53rd week	(1.6)%	(1.0)%	—%	(1.0)%	—%	(1.3)%
Organic growth	(1.1)%	4.2%	7.4%	18.1%	—%	3.5%
Volume (tonnage)	(5.8)%	0.6%	0.1%	3.4%	—%	(1.8)%
Pricing/mix	4.7%	3.6%	7.3%	14.7%	—%	5.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Currency-Neutral Adjusted Gross Profit

	Quarter ended		Year ended
(millions)	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Reported gross profit	$1,006	$1,185	$4,560	$4,727
Mark-to-market	(18)	4	(27)	(6)
Business and portfolio realignment	(10)	(3)	(19)	(7)
Multi-employer pension plan withdrawal	—	—	—	5
Adjusted gross margin	1,034	1,184	4,606	4,735
Foreign currency impact	(11)	—	55	—
Currency-neutral adjusted gross profit	$1,045	$1,184	$4,551	$4,735
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Gross Margin to Currency-Neutral Adjusted Gross Margin

	Quarter ended			Year ended
	January 1, 2022	January 2, 2021	Increase/(Decrease)	January 1, 2022	January 2, 2021	Increase/(Decrease)
Reported gross margin	29.4%	34.2%	(4.8)%	32.2%	34.3%	(2.1)%
Mark-to-market	(0.5)%	0.1%	(0.6)%	(0.1)%	(0.1)%	—%
Business and portfolio realignment	(0.3)%	(0.1)%	(0.2)%	(0.2)%	—%	(0.2)%
Multi-employer pension plan withdrawal	—%	—%	—%	—%	—%	—%
Adjusted gross margin	30.2%	34.2%	(4.0)%	32.5%	34.4%	(1.9)%
Foreign currency impact	—%	—%	—%	0.2%	—%	0.2%
Currency-neutral adjusted gross margin	30.2%	34.2%	(4.0)%	32.3%	34.4%	(2.1)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Quarter ended January 2, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$259	$72	$22	$60	$(84)	$329
Mark-to-market	$—	$—	$1	$—	$(16)	$(15)
Business and portfolio realignment	$(10)	$(1)	$—	$—	$(5)	$(17)
Adjusted operating profit	$269	$73	$22	$60	$(63)	$361
Foreign currency impact	$—	$—	$—	$(2)	$—	$(2)
Currency-neutral adjusted operating profit	$269	$74	$22	$62	$(63)	$363

Quarter ended January 1, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$323	$78	$13	$59	$(87)	$385
Mark-to-market	$—	$—	$—	$—	$(1)	$(1)
Business and portfolio realignment	$(9)	$(6)	$—	$(4)	$(3)	$(23)
Adjusted operating profit	$332	$84	$13	$64	$(83)	$410

% change - 2021 vs. 2020:
Reported growth	(19.8)%	(6.9)%	72.3%	0.7%	3.3%	(14.7)%
Mark-to-market	—%	—%	4.6%	—%	(17.3)%	(3.7)%
Business and portfolio realignment	(0.9)%	5.9%	5.7%	6.3%	(3.5)%	0.9%
Adjusted growth	(18.9)%	(12.8)%	62.0%	(5.6)%	24.1%	(11.9)%
Foreign currency impact	0.1%	(0.2)%	(0.4)%	(3.3)%	(0.2)%	(0.5)%
Currency-neutral adjusted growth	(19.0)%	(12.6)%	62.4%	(2.3)%	24.3%	(11.4)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit

Year ended January 1, 2022
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,329	$350	$110	$246	$(282)	$1,752
Mark-to-market	—	—	1	—	(18)	(17)
Business and portfolio realignment	(23)	1	(4)	—	(10)	(36)
Adjusted operating profit	$1,351	$349	$112	$246	$(254)	$1,805
Foreign currency impact	5	17	3	2	2	29
Currency-neutral adjusted operating profit	$1,347	$332	$109	$244	$(256)	$1,776

Year ended January 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,473	$302	$97	$202	$(312)	$1,761
Mark-to-market	—	—	—	—	(8)	(8)
Business and portfolio realignment	(8)	(9)	(5)	(17)	(7)	(46)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$1,477	$311	$102	$218	$(297)	$1,811

% change - 2021 vs. 2020:
Reported growth	(9.8)%	16.0%	13.1%	21.9%	9.8%	(0.5)%
Mark-to-market	—%	—%	1.3%	—%	(3.5)%	(0.5)%
Business and portfolio realignment	(1.0)%	3.8%	1.1%	9.2%	(1.1)%	0.6%
Multi-employer pension plan withdrawal	(0.3)%	—%	—%	—%	—%	(0.3)%
Adjusted growth	(8.5)%	12.2%	10.7%	12.7%	14.4%	(0.3)%
Foreign currency impact	0.3%	5.4%	3.2%	0.8%	0.6%	1.6%
Currency-neutral adjusted growth	(8.8)%	6.8%	7.5%	11.9%	13.8%	(1.9)%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Other Income (Expense) to Adjusted Other Income (Expense)

	Quarter ended		Year-to-date period ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Reported other income (expense)	$282	$(30)	$437	$121
Mark-to-market	226	(90)	183	(154)
Business and portfolio realignment	—	8	—	8
Loss on divestiture	—	(8)	—	(8)
Adjusted other income (expense)	$56	$60	$254	$275
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Income Taxes to Adjusted Income Taxes and Reported Effective Tax Rate to Adjusted Effective Tax Rate

	Quarter ended		Year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Reported income taxes	$129	$55	$474	$323
Mark-to-market	53	(20)	41	(39)
Business and portfolio realignment	(7)	(1)	(12)	(6)
Multi-employer pension plan withdrawal	—	—	—	1
Gain (loss) on divestiture	—	(1)	—	(1)
Foreign valuation allowance	—	—	20	—
UK tax rate change	—	—	23	—
U.S. Tax Reform	—	—	—	(32)
Adjusted income taxes	$84	$78	$402	$401
Reported effective tax rate	23.1%	20.5%	24.1%	20.2%
Mark-to-market	1.2%	(0.4)%	0.1%	(0.4)%
Business and portfolio realignment	(0.9)%	0.5%	(0.2)%	0.1%
Multi-employer pension plan withdrawal	—%	—%	—%	—%
Gain (loss) on divestiture	—%	0.2%	—%	—%
Foreign valuation allowance	—%	—%	1.1%	—%
UK tax rate change	—%	—%	1.3%	—%
U.S. Tax Reform	—%	—%	—%	(1.8)%
Adjusted effective tax rate	22.8%	20.3%	21.9%	22.2%
Note: Tables may not foot due to rounding
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share

	Quarter ended		Year ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Reported EPS	$1.26	$0.59	$4.33	$3.63
Mark-to-market (pre-tax)	0.61	(0.26)	0.48	(0.47)
Business and portfolio realignment (pre-tax)	(0.05)	(0.05)	(0.10)	(0.11)
Multi-employer pension plan withdrawal (pre-tax)	—	—	—	0.01
Gain (loss) on divestiture (pre-tax)	—	(0.02)	—	(0.02)
Income tax impact applicable to adjustments, net*	(0.13)	0.06	(0.08)	0.13
Foreign valuation allowance	—	—	(0.06)	—
UK tax rate change	—	—	(0.07)	—
U.S. Tax Reform	—	—	—	0.10
Adjusted EPS	$0.83	$0.86	$4.16	$3.99
Foreign currency impact	—	—	0.12	—
Currency-neutral adjusted EPS	$0.83	$0.86	$4.04	$3.99
Currency-neutral adjusted EPS growth	(3.5)%		1.3%
Note: Tables may not foot due to rounding.
* Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Net Sales Growth to Currency-Neutral Net Sales Growth
North America

Net sales % change - fourth quarter 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Impact of 53rd week	Organic Net Sales
Snacks	13.0%	0.2%	12.8%	(7.8)%	20.6%
Cereal	(28.8)%	0.2%	(29.0)%	(5.4)%	(23.6)%
Frozen	(5.9)%	0.2%	(6.1)%	(6.0)%	(0.1)%

Net sales % change - full year 2021 vs. 2020:
North America	Reported Net Sales	Foreign Currency	Currency-Neutral Net Sales	Impact of 53rd week	Organic Net Sales
Snacks	5.5%	0.3%	5.2%	(1.7)%	6.9%
Cereal	(14.4)%	0.7%	(15.1)%	(1.4)%	(13.7)%
Frozen	(3.0)%	0.3%	(3.3)%	(1.4)%	(1.9)%

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Net Debt

(millions, unaudited)	January 1, 2022	January 2, 2021	December 28, 2019
Notes payable	$137	$102	$107
Current maturities of long-term debt	712	627	620
Long-term debt	6,262	6,746	7,195
Total debt liabilities	7,111	7,475	7,922
Less:
Cash and cash equivalents	(286)	(435)	(397)
Net debt	$6,825	$7,040	$7,525

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Cash Flow to Kellogg Defined Cash Flow

	Year ended
(millions, unaudited)	January 1, 2022	January 2, 2021	December 28, 2019
Operating activities
Net Income	$1,495	$1,264	$977
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	467	479	484
Postretirement benefit plan expense (benefit)	(392)	(77)	(89)
Deferred income taxes	125	69	47
Stock compensation	68	76	56
Multi-employer pension plan exit liability	—	(5)	132
Other	(44)	(16)	(36)
Tax payment related to divestitures	—	—	(255)
Postretirement benefit plan contributions	(20)	(32)	(28)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables	(9)	75	(145)
Inventories	(135)	(54)	2
Accounts payable	194	(9)	(9)
All other current assets and liabilities	(48)	216	40

Net cash provided by (used in) operating activities	1,701	1,986	1,176
Less:
Additions to properties	(553)	(505)	(586)
Cash flow (operating cash flow less property additions) (a)	$1,148	$1,481	$590
(a) Cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Operating Profit to Currency-Neutral Adjusted Operating Profit Excluding Divestitures

Year-to-date period ended January 2, 2021
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,473	$302	$97	$202	$(312)	$1,761
Mark-to-market	—	—	—	—	(8)	(8)
Business and portfolio realignment	(8)	(9)	(5)	(17)	(7)	(46)
Multi-employer pension plan withdrawal	5	—	—	—	—	5
Adjusted operating profit	$1,477	$311	$102	$218	$(297)	$1,811
Foreign currency impact	(1)	1	(13)	(5)	2	(16)
Currency-neutral adjusted operating profit	$1,478	$309	$115	$224	$(299)	$1,827

Year-to-date period ended December 28, 2019
(millions)	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported operating profit	$1,215	$223	$85	$195	$(316)	$1,401
Mark-to-market	—	—	—	—	(7)	(7)
Project K	(29)	(3)	(15)	(4)	(4)	(54)
Brexit readiness impacts	—	(9)	—	—	—	(9)
Business and portfolio realignment	(58)	(46)	(4)	(12)	(42)	(161)
Multi-employer pension plan withdrawal	(132)	—	—	—	—	(132)
Adjusted operating profit	$1,434	$280	$104	$211	$(264)	$1,764
Divestitures	98	—	1	—	—	100
Currency-neutral operating profit excluding divested businesses from 2019 base	$1,336	$280	$102	$211	$(264)	$1,664

% change - 2020 vs. 2019:	North America	Europe	Latin America	AMEA	Corporate	Kellogg Consolidated
Reported growth	21.3%	35.4%	14.2%	3.5%	1.2%	25.7%
Mark-to-market	—%	—%	—%	—%	(0.6)%	—%
Project K	2.8%	1.7%	17.3%	1.9%	1.2%	4.6%
Brexit readiness impacts	—%	5.1%	—%	—%	—%	0.8%
Business and portfolio realignment	4.6%	17.8%	(1.2)%	(2.1)%	13.1%	9.1%
Multi-employer pension plan withdrawal	10.9%	—%	—%	—%	—%	8.6%
Adjusted growth	3.0%	10.8%	(1.9)%	3.7%	(12.5)%	2.6%
Foreign currency impact	(0.1)%	0.5%	(12.6)%	(2.4)%	0.8%	(0.9)%
Currency-neutral adjusted growth	3.1%	10.3%	10.7%	6.1%	(13.3)%	3.5%
Divestitures	(7.6)%	—%	(1.5)%	—%	—%	(6.2)%
Currency-neutral adjusted growth excluding divestitures	10.7%	10.3%	12.2%	6.1%	(13.3)%	9.7%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

Kellogg Company and Subsidiaries
Reconciliation of Non-GAAP Amounts - Reported Diluted Earnings Per Share to Currency-Neutral Adjusted Diluted Earnings Per Share Excluding Divestitures

	Quarter ended		Year-to-date period ended
	January 2, 2021	December 28, 2019	January 2, 2021	December 28, 2019
Reported EPS	$0.59	$0.42	$3.63	$2.80
Mark-to-market (pre-tax)	(0.26)	(0.34)	(0.47)	(0.30)
Project K (pre-tax)	—	(0.05)	—	(0.15)
Brexit readiness impacts (pre-tax)	—	(0.01)	—	(0.02)
Business and portfolio realignment (pre-tax)	(0.05)	(0.06)	(0.11)	(0.46)
Multi-employer pension plan withdrawal (pre-tax)	—	—	0.01	(0.39)
Gain (loss) on divestiture (pre-tax)	(0.02)	—	(0.02)	0.16
Income tax impact applicable to adjustments, net*	0.06	0.09	0.13	0.14
U.S. Tax Reform	—	—	0.10	—
Out-of-period adjustment	$—	$(0.12)	$—	$(0.12)
Adjusted EPS	$0.86	$0.91	$3.99	$3.94
Foreign currency impact	0.01	—	(0.04)	—
Currency-neutral adjusted EPS	$0.85	$0.91	$4.03	$3.94
Divestitures	—	—	—	0.29
Income tax impact applicable to divestitures	—	—	—	(0.07)
Currency-neutral adjusted EPS excluding divestitures	$0.85	$0.91	$4.03	$3.72
Currency-neutral adjusted EPS growth excluding divestitures	(6.6)%		8.3%
Note: Tables may not foot due to rounding.
For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.
*Represents the estimated income tax effect on the reconciling items, using weighted-average statutory tax rates, depending upon the applicable jurisdiction.

Significant items impacting comparability
Mark-to-market
We recognize mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts, and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans were recognized in the year they occur. Mark-to-market gains/losses for certain equity investments are recorded based on observable price changes. Changes between contract and market prices for commodities contracts and certain foreign currency contracts result in gains/losses that were recognized in the quarter they occur. We recorded a pre-tax mark-to-market gain of $210 million and $166 million for the quarter and year ended January 1, 2022, respectively. We recorded a pre-tax mark-to-market charge of $91 million and $162 million for the quarter and year ended January 2, 2021. We recorded a pre-tax mark-to-market charge of $118 million and $104 million for the quarter and year ended December 28, 2019, respectively. Included within the aforementioned totals was a pre-tax mark-to-market gain for pension plans of $226 million and $164 million for the quarter and year ended January 1, 2022, respectively, a pre-tax mark-to-market charge for pension plans of $90 million and $154 million for the quarter and year ended January 2, 2021, respectively, and a pre-tax mark-to-market charge for pension plans of $119 million and $98 million for the quarter and year ended December 28, 2019, respectively.

Project K
In 2019, the Company completed implementation of all Project K initiatives. We recorded pre-tax charges related to this program of $16 million and $54 million for the quarter and year ended December 28, 2019, respectively.

Brexit readiness impacts
During 2019, with the uncertainty of the United Kingdom's (U.K.) exit from the European Union (EU), commonly referred to as Brexit, we incurred certain costs to proactively prepare for the potential adverse impacts, such as delays at ports of entry and departure. As a result, we incurred pre-tax charges of $2 million and $9 million for the quarter and year ended December 28, 2019, respectively.

Business and portfolio realignment
One-time costs related to reorganizations in support of our Deploy for Growth priorities and a reshaped portfolio; investments in enhancing capabilities prioritized by our Deploy for Growth strategy; and completed and prospective divestitures and acquisitions, including the divestiture of our cookies, fruit snacks, pie crusts, and ice-cream cone businesses. As a result, we incurred pre-tax charges, primarily related to reorganizations of $17 million and $36 million for the quarter and year ended January 1, 2022, respectively. We also recorded pre-tax charges of $16 million and $38 million for the quarter and year ended January 2, 2021, respectively, and $21 million and $156 million for the quarter and year ended December 28, 2019, respectively.

Multi-employer pension plan withdrawal
During the third quarter of 2019, the Company incurred a pre-tax charge of $132 million due to withdrawing from two multi-employer pension plans. During the second quarter of 2020, the Company recorded a pre-tax gain of approximately $5 million related to the settlement of the multi-employer pension plan withdrawal liability from the prior year.

Divestitures
On July 28, 2019, the Company completed its sale of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to Ferrero for approximately $1.3 billion in cash, subject to a working capital adjustment mechanism. During 2020 the working capital adjustment was finalized, resulting in a reduction of the sale proceeds and recognition of a pre-tax expense in Other income and (expense) of $4 million.

The operating results for these businesses were included primarily in our North America reportable segment, and to a lesser extent, Latin America, prior to the sale. Reported operating profit for the divested businesses totaled $100 million for the year ended December 28, 2019.

Additionally, during the fourth quarter of 2020, the Company divested its majority ownership of a small business in our Europe reportable segment, resulting in a pre-tax loss of $4 million. Net sales in 2020, totaled approximately $11 million for the business divested.

Impact of shipping day differences including 53rd week
During the fourth quarter of 2020, the Company had a difference in shipping days resulting from an additional week of business during the fiscal year. This impact increased reported net sales by $174 million for the year ended January 2, 2021.

Foreign valuation allowance
During the third quarter of 2021, the Company determined that certain foreign deferred tax assets were no longer more likely than not to be realized in the future and a full valuation allowance of $20 million was recorded.

UK tax rate change
During the second quarter of 2021, the Company recorded tax expense of $23 million as a result of tax legislation enacted in the UK in June 2021, which increased the statutory UK tax rate from 19 percent to 25 percent and required us to re-value our net UK deferred tax liability balance to reflect this higher rate.

U.S. Tax Reform
During the third quarter of 2020, the Company reversed a liability for uncertain tax positions totaling $32 million, related to the finalization of a tax examination. The liability was related to the Company's estimate of the transition tax liability in conjunction with Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act.

Out-of-period adjustment
During the fourth quarter of 2019, the Company recorded an out-of-period adjustment to correct an error related to a prior year which increased income tax expense by $39 million.

Foreign currency translation
We evaluate the operating results of our business on a currency-neutral basis. We determine currency-neutral operating results by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.